Exhibit 14(a)

KPMG LLP Suite 1400 55 Second Street San Francisco, CA 94105

Consent of Independent Registered Public Accounting Firm
The Board of Trustees of
The Centre Funds:

We consent to the use of our report dated November 26, 2014 incorporated by reference herein for The Centre Funds and to the references to our firm under the heading “Experts” in the proxy statement/prospectus on Form N-14.

/s/ KPMG LLP

San Francisco, CA
 December 19, 2014

KPMG LLP is a Delaware limited liability partnership,
the U.S. member firm of KPMG International Cooperative
 ("KPMG International"), a Swiss entity.